As filed with the Securities and Exchange Commission on July 1, 1998

                                                        Registration No. 333-___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ------------

                        RESOURCE BANKSHARES CORPORATION
               (Exact name of issuer as specified in its charter)

         Virginia                                           Applied For
(State of other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

         3720 Virginia Beach Boulevard, Virginia Beach, Virginia 23452
          (Address of principal executive offices, including zip code)

VIRGINIA BANKERS ASSOCIATION MASTER DEFINED CONTRIBUTION PLAN FOR RESOURCE BANK

                         1996 LONG-TERM INCENTIVE PLAN

                  1994 LONG-TERM BANK DIRECTOR INCENTIVE PLAN

                         1993 LONG-TERM INCENTIVE PLAN

                            (Full name of the Plans)

                                    Copy to:
          Lawrence N. Smith                            Timothy P. Veith
President and Chief Executive Office                Mays & Valentine, L.L.P.
    3720 Virginia Beach Boulevard                    1111 East Main Street
   Virginia Beach, Virginia 23452                   Richmond, Virginia 23218
           (757) 463-2265                                (804) 697-1265
 (Name, address and telephone number
        of agent for service)
                                  ------------

    Approximate date of proposed commencement of sales pursuant to the Plan:
               Upon effectiveness of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE



                                                Proposed           Proposed
                                                Maximum            Maximum
Title of Securities        Amount to be         Offering Price     Aggregate            Amount of
to be Registered           Registered(1)(2)     Per Share (3)      Offering Price (3)   Registration Fee


Common Stock                   620,830          $22.875            $14,201,486               $4,189


----------------
(1) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Virginia Bankers Association Master Defined Contribution Plan for Resource Bank.

(2) Includes 200,000 shares (and plan interests) offered pursuant to the Virginia Bankers Association Master Defined Contribution Plan for Resource Bank, 247,500 shares offered pursuant to the 1996 Long-Term Incentive Plan, 53,332 shares offered pursuant to the 1994 Long-Term Bank Director Incentive Plan, and 119,998 shares offered pursuant to the 1993 Long-Term Incentive Plan.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $22.875 per share. The proposed maximum offering price per share of $22.875 was calculated based on the average of the bid and asked prices of the shares of Resource Bank as reported on the NASDAQ National Market System on June 26, 1998 as adjusted to reflect two shares of Resource Bankshares Corporation exchanged for each share of Resource Bank pursuant to a one-bank holding company formation transaction, effective July 1, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents filed with the Board of Governors of the Federal Reserve System (the "FRB") by Resource Bank, are incorporated as of their respective dates in this Registration Statement by reference:

         (a) Resource Bank's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

         (b) Resource Bank's Quarterly Report on Form 10-QSB for the three month period ended March 31, 1998; and

         (c) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997.

         (d) The description of the Resource Bank's Common Stock contained in its Registration Statement on Form 10 filed with the FRB pursuant to Section 12 of the Exchange Act, and any amendment or report filed with the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Copies of these documents are not required to be filed with the Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not applicable

Item 5. Interests of Named Experts and Counsel.

         Not applicable



Item 6.  Indemnification of Directors and Officers

         Article 10 of Chapter 9 of the Virginia Stock Corporation Act (the "VSCA") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the VSCA, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer. The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted and in the manner prescribed by the VSCA.

         The Articles of Incorporation of the Registrant also eliminate the liability of directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by the VSCA.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8. Exhibits.

         Exhibit
         Number      Description
         ------      -----------

         4.1 Amended and Restated Articles of Incorporation of Resource Bankshares Corporation (incorporated by reference to Resource Bankshares Corporation Current Report on Form 8-K filed with the Commission on July 1, 1998).

         4.2 Bylaws of Resource Bankshares Corporation (incorporated by reference to Resource Bankshares Corporation Current Report on Form 8-K filed with the Commission on July 1, 1998).

         4.3 Virginia Bankers Association Master Defined Contribution Plan for Resource Bank.

         4.4        Amended and Restated 1996 Long-Term Incentive Plan.

         4.5        1994 Long-Term Bank Director Incentive Plan.

         4.6        1993 Long-Term Incentive Plan.

         5.1 Opinion of Mays & Valentine, L.L.P. as to legality of the securities being registered.

         23.1       Consent of Goodman & Company, L.L.P.

         23.2       Consent of Mays & Valentine, L.L.P. (contained in Exhibit
                    5.1).

         24.1       Powers of Attorney.


Item 9. Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any  prospectus  required by
Section  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously  disclosed  in  the
Registration   Statement  or  any  material  change  to  such  information  in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, State of Virginia, on June 25, 1998.

                                  RESOURCE BANKSHARES CORPORATION


                                  By:      /s/ Lawrence N. Smith
                                           ----------------------
                                           Lawrence N. Smith
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                   Title                                 Date
---------                                   -----                                 ----

/s/ John B. Bernhardt                       Chairman of the Board                 June 25, 1998
----------------------------------
John B. Bernhardt


/s/ Lawrence N. Smith                       President, Chief Executive            June 25, 1998
---------------------------                 Officer and Director
Lawrence N. Smith


/s/ Eleanor J. Whitehurst                   Senior Vice President and Chief       June 25, 1998
---------------------------                 Financial Officer
Eleanor J. Whitehurst


/s/ Thomas W. Hunt                          Director                              June 25, 1998
------------------------------------
Thomas W. Hunt


/s/ Alfred E. Abiouness                     Director                              June 25, 1998
---------------------------
Alfred E. Abiouness


/s/ Louis R. Jones                          Director                              June 25, 1998
------------------------------------
Louis R. Jones


/s/ A. Russell Kirk                         Director                              June 25, 1998
------------------------------------
A. Russell Kirk


/s/ Elizabeth A. Twohy                      Director                              June 25, 1998
---------------------------
Elizabeth A. Twohy


         Pursuant to the requirements of the Securities Act of 1933, the plan administrator for the Virginia Bankers Association Master Defined Contribution
Plan for Resource Bank has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City
Richmond, State of Virginia, on June 25, 1998.

                                   VIRGINIA BANKERS ASSOCIATION MASTER DEFINED
                                   CONTRIBUTION PLAN FOR RESOURCE BANK


                                   By:  /s/ Roxanne H. Sheppard
                                      -------------------------
                                   Title: Chief Administrative Officer, Virginia
                                          Bankers Association Benefits Corporation.
